EXHIBIT 24

POWER OF ATTORNEY
ANNUAL REPORT ON FORM 10-K FOR FISCAL 2013

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ellen O. Kaden and Kathleen M. Gibson, each of them, until December 31, 2013, their true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for them and in their name, place and stead, in any and all capacities, to sign Campbell Soup Company's Annual Report on Form 10-K to the Securities and Exchange Commission for the fiscal year ended July 28, 2013, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

CAMPBELL SOUP COMPANY

Signature	Dated as of September 25, 2013

/s/ Edmund M. Carpenter	/s/ Charles R. Perrin
Edmund M. Carpenter	Charles R. Perrin

/s/ Paul R. Charron	/s/ A. Barry Rand
Paul R. Charron	A. Barry Rand

/s/ Bennett Dorrance	/s/ Nick Shreiber
Bennett Dorrance	Nick Shreiber

/s/ Lawrence C. Karlson	/s/ Tracey T. Travis
Lawrence C. Karlson	Tracey T. Travis

/s/ Randall W. Larrimore	/s/ Archbold D. van Beuren
Randall W. Larrimore	Archbold D. van Beuren

/s/ Mary Alice D. Malone	/s/ Les C. Vinney
Mary Alice D. Malone	Les C. Vinney

/s/ Sara Mathew	/s/ Charlotte C. Weber
Sara Mathew	Charlotte C. Weber

/s/ Denise M. Morrison
Denise M. Morrison